                                                                                                                                                                                                                     EXHIBIT 10.1

                                                                             TEMPORARY WAIVER No. 3

          This TEMPORARY WAIVER No. 3(this "Waiver"), dated as of November 29, 2002 is by and among (a) PCD Inc. (the "Borrower"), (b) the Guarantors listed on the signature pages hereto (the "Guarantors" and together with the Borrower, the "Obligors"), (c) Fleet National Bank as Agent (in such capacity, the "Agent"), and (d) the other lending institutions listed on the signature pages hereto (collectively, the "Lenders").

          WHEREAS, the Borrower, the Lenders, and the Agent are parties to that certain Amended and Restated Loan Agreement, dated as of February 27, 2002 (as amended and in effect from time to time, the "Loan Agreement"), pursuant to which the Agent and the Lenders, upon certain terms and conditions, have agreed to make loans and otherwise extend credit to the Borrower;

          WHEREAS, capitalized terms which are used herein without definition and which are defined in the Loan Agreement shall have the same meanings herein as in the Loan Agreement;

          WHEREAS, the Borrower has failed to comply with the terms of the Loan Agreement and the Financing Documents as described on Schedule 1 attached hereto and made a part hereof, and as such, certain Events of Default exist under the Loan Documents (solely for the time periods referenced on Schedule 1, the "Specified Defaults"); and

          WHEREAS, the Lenders and the Agent have agreed, subject to the satisfaction of the conditions precedent set forth herein, to waive the Specified Defaults on a temporary basis until December 31, 2002.

          NOW, THEREFORE, the Obligors, the Lenders and the Agent hereby agree as follows:

          1.   Acknowledgement of Default. The Borrower acknowledges and agrees that the Specified Defaults constitute a Default and an Event of Default under the Loan Agreement. The Borrower also acknowledges and agrees that the Agent and the Lenders may (other than during the Waiver Period referred to below), if they so elect, proceed further to enforce their rights and remedies under the Financing Documents to collect the Borrower's indebtedness to the Agent and the Lenders under, and the other Obligations evidenced by, the Financing Documents. The Borrower also acknowledges and agrees that, as a result of the Specified Defaults, the Lenders and the Agent are under no obligation (other than during the Waiver Period referred to below) to advance additional funds to, or otherwise extend credit on behalf of, the Borrower pursuant to the Loan Agreement. The Borrower agrees that the Obligations of the Borrower to the Agent and the Lenders as evidenced by or otherwise arising under the Loan Agreement and the other Financing Documents, except as otherwise expressly modified in this Waiver upon the terms set forth herein, are, by the Borrower's execution of this Waiver, ratified and confirmed in all respects and the Borrower confirms that the Obligations are not subject to any claims or defenses whatsoever.

          2.   Temporary Waiver. Subject to the satisfaction of the conditions precedent set forth herein and in consideration of and reliance upon the agreements of the Obligors contained herein, each of the Lenders agrees to waive any Event of Default arising from the occurrence of the Specified Defaults, solely for the period from the date of the Specified Defaults until 5:00 p.m. (Boston time) on December 31, 2002 (the "Waiver Period"). Such waiver shall automatically, and without any action, notice, demand or any other occurrence, expire as of the end of the Waiver Period. Upon the expiration of the Waiver Period, (i) the Lenders and the Agent shall retain all of the rights and remedies relating to the Specified Defaults (including, without limitation, the right to accelerate the Obligations and pursue their rights and remedies under the Financing Documents and applicable law) and (ii) the Specified Defaults shall be reinstated and shall be in full force and effect.

          3.   Other Defaults. The waiver set forth in Section 2 shall apply only to the Specified Defaults. No waiver with respect to any other Default or Event of Default, whether presently existing or hereafter arising, is granted hereby. Any obligation of the Lenders to make Loans shall at all times be subject to the satisfaction of the conditions precedent set forth in Section 3.1 of the Loan Agreement, exclusive, during the Waiver Period, of those conditions precedent relating to whether or not the Specified Defaults have occurred and are continuing. The Lenders and the Agent shall, at all times, retain all of the rights and remedies in respect of any Default or Event of Default under the Loan Agreement other than, during the Waiver Period, the Specified Defaults.

          4.   No Present Claims. Each Obligor acknowledges and agrees that: (a) none of the Obligors has any claim or cause of action against any of the Lenders or the Agent (or any of their directors, officers, employees, attorneys or agents); (b) none of the Obligors has offset rights, counterclaims or defenses of any kind against any of their obligations, indebtedness or liabilities to any of the Lenders or the Agent; and (c) each of the Lenders and the Agent have heretofore properly performed and satisfied in a timely manner all of their obligations to the Borrower and the other Obligors. The Lenders and the Agent wish (and the Obligors agree) to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect any of the rights, interests, contracts, collateral security or remedies of the Lenders or the Agent. Therefore, each of the Obligors, on its own behalf and on behalf of each of its respective successors and assigns, hereby waives, releases and discharges the Lenders and the Agent (including their respective subsidiaries, parents and affiliates) and all of their directors, officers, employees, attorneys and agents, and their respective heirs, successors and assigns, from any and all claims, demands, actions or causes of action arising out of or in any way relating to the Financing Documents and any documents, instruments, agreements (including this Waiver), dealings or other matters connected with the Financing Documents, including, without limitation, all known and unknown matters, claims, transactions or things occurring on or prior to the date of this Waiver related to the Financing Documents. The waivers, releases, and discharges in this paragraph shall be effective regardless of any other event that may occur or not occur on or after the date hereof.

          5.   Representations and Warranties. The Borrower hereby represents and warrants to the Agent as of the date hereof.

          (a)   All of the representations and warranties made by the Borrower in the Loan Agreement and the other Financing Documents are true and correct on the date hereof as if made on and as of the date hereof, except to the extent that any of such representations and warranties relate by their terms to a prior date or relate to the Borrower's compliance with the provisions referred to in the definition of "Specified Defaults" for the period of time referred to therein.

          (b)   The execution, delivery and performance by the Borrower of its obligations hereunder, and under the Loan Agreement as amended hereby, do not violate, constitute a default under, or result in the breach of, any agreement, instrument or indenture binding upon the Borrower or any of the Subsidiaries.

          6.   Conditions Precedent. This Waiver shall be effective as of the date hereof upon the satisfaction of the following conditions precedent:

          (a)   The Borrower, the Guarantors, and the Majority Lenders shall have executed and delivered to the Agent this Waiver.

          (b)   The Borrower shall have paid or reimbursed the Agent and each of the Lenders for all of the reasonable costs and expenses incurred by the Agent and each of the Lenders in connection with the preparation, execution, and delivery of this Waiver; including, without limitation reasonable attorney's fees.

          7.   No Waiver. Except as otherwise expressly provided for in this Waiver, nothing in this Waiver shall extend to or affect in any way any of the rights or obligations of the Borrower or any Guarantor or any of the Agent's or the Lenders' obligations, rights and remedies arising under the Financing Documents, and, except as expressly set forth herein, neither the Agent nor any Lender shall be deemed to have waived any or all of its rights or remedies with respect to any Default or Event of Default existing on the date hereof or arising hereafter.

          8.   Ratification of Agreements. Each of the Obligors hereby affirms its absolute and unconditional promise to perform and pay to each Lender and the Agent the Obligations under the Notes, the Loan Agreement as amended hereby, and the other Financing Documents to which it is a party at the times and in the amounts provided for therein. This Waiver shall constitute a Financing Document and (i) any failure of any Obligor to comply with any of the provisions of this Waiver and/or (ii) the failure of any representation or warranty contained herein to be true and correct in all material respects shall constitute a Default and an immediate Event of Default under the Loan Agreement.

          9.   Expenses. The Borrower agrees to pay to the Agent and the Lenders upon demand (a) an amount equal to any and all reasonable out-of-pocket costs or expenses (including, without limitation, reasonable legal fees and disbursements, collateral audit and appraisal expenses) incurred or sustained by the Agent or any of the Lenders in connection with the preparation of this Waiver and related matters, (b) from time to time any and all reasonable out-of-pocket costs or expenses, legal fees, disbursements and other expenses hereafter incurred or sustained by the Agent or any of the Lenders in connection with the administration of credit extended by the Agent to the Borrower or the preservation of or enforcement of their rights under the Financing Documents or in respect of any of the Borrower's other obligations to the Agent and the Lenders and (c) the fees and expenses of the Lenders' Consultant. The Borrower agrees that the Agent and the Lenders may debit any account maintained by the Borrower (other than payroll accounts) with them to pay any fees, expenses and other amounts payable by the Borrower to the Agent and/or the Lenders under the Loan Agreement or hereunder. In addition, the Agent may instruct each depository institution with which the Agent shall have entered into an agency account agreement to debit any account maintained by the Borrower with such depository institution and remit any amounts on deposit therein to the Agent in payment of such amounts.

          10.  Miscellaneous. This Waiver may be executed in counterparts, each of which may be delivered by telecopier. This Waiver shall be governed by the laws of the Commonwealth of Massachusetts.

          IN WITNESS WHEREOF, the parties hereto have executed this Waiver effective as of the date first written above.

                                                                       PCD INC.

                                                                       By:  /s/ John L. Dwight, Jr.
                                                                       Name: John L. Dwight, Jr.
                                                                       Title: Chairman of the Board

                                                                       FLEET NATIONAL BANK, individually and as Agent
                                                                       By:  /s/ Corinne M. Barrett
                                                                       Name: Corinne M. Barrett
                                                                       Title: Senior Vice President

                                                                       CITIZENS BANK OF MASSACHUSETTS

                                                                       By:
                                                                       Name:
                                                                       Title:

                                                                       COMERICA BANK - California, successor by merger to Imperial Bank
                                                                       By:
                                                                       Name:
                                                                       Title:

                                                                       EASTERN BANK
                                                                       By:  /s/ John P. Farmer
                                                                       Name: John P. Farmer
                                                                       Title: Vice President

                                                                       RESTORATION FUNDING CLO, LTD.
                                                                       By: Highland Capital Management, Ltd.
                                                                           as Collateral Manager
                                                                       By:  /s/ Mark Okada
                                                                       Name: Mark Okada
                                                                       Title: Chief Investment Officer

                                                                       WACHOVIA BANK NATIONAL ASSOCIATION
                                                                       Formerly know as First Union National Bank
                                                                       By:  /s/ Ernest May
                                                                       Name: Ernest May
                                                                       Title: Vice President

                                                                       FIRST SOURCE LOAN OBLIGATIONS TRUST
                                                                       By: FIRST SOURCE FINANCIAL, INC., its Servicer and Administrator
                                                                       By:  /s/ Bob Palmer
                                                                       Name: Bob Palmer
                                                                       Title: Vice President

                                                                       GUARANTORS

                                                                       WELLS-CTI, INC.
                                                                       By:  /s/ John L. Dwight, Jr.
                                                                       Name: John L. Dwight, Jr.
                                                                       Title: Chairman of the Board

                                                                       WELLS INTERNATIONAL CORPORATION, INC.
                                                                       By:  /s/ John L. Dwight, Jr.
                                                                       Name: John L. Dwight, Jr.
                                                                       Title: Chairman of the Board

                                                                       WELLS-CTI KK

                                                                       By:  /s/ John L. Dwight, Jr.
                                                                       Name: John L. Dwight, Jr.
                                                                       Title: Director

                                                                       PCD USVI, INC.
                                                                       By:  /s/ John L. Dwight, Jr.
                                                                       Name: John L. Dwight, Jr.
                                                                       Title: Director

                                                                                    Schedule 1

                                                                              Specified Defaults

1.  Failure to comply with Section 5.1.10(A) of the Loan Agreement due to an EBITDA of $527,099 (minimum of $1,100,000 required) for the fiscal quarter ended June 29, 2002.

2.  Failure to comply with Section 5.1.12 of the Loan Agreement due to a Ratio of Total Indebtedness for Borrowed Money to EBITDA of 13.39:1.00 (maximum of 6:20:1.00 permitted) for the fiscal quarter ended June 29, 2002.

3.  Failure to comply with Section 5.1.24 of the Loan Agreement due to an Interest Coverage Ratio of 1.11:1.00 (1.40:1.00 required) for the fiscal quarter ended June 29, 2002.

4.  Failure to comply with Section 5.1.10(A) of the Loan Agreement due to a projected EBITDA of ($145,117) (minimum of $2,000,000 required) for the fiscal quarter ended September 28, 2002, provided that the actual EBITDA for the fiscal quarter ended September 28, 2002 is not less than ($150,000). To the extent deducted in the calculation of Net Income, there shall be added back to EBITDA for the fiscal quarter ended September 28, 2002 up to $600,000 of non-cash inventory impairment charges during such quarter.

5.  Failure to comply with Section 5.1.12 of the Loan Agreement due to a negative Ratio of Total Indebtedness for Borrowed Money to EBITDA (3.25:1.00 required) for the fiscal quarter ended September 28, 2002.

6.  Failure to comply with Section 5.1.24 of the Loan Agreement due to a negative Interest Coverage Ratio (3.50:1.00 required) for the fiscal quarter ended September 28, 2002.